Compensation Committee Charter

I. General

This Charter sets forth the authority and duties of the Compensation Committee (the "Committee") of the Board of Directors of First Century Bankshares, Inc. ("Company").

The Committee will discharge the Board's responsibility in matters relating to the evaluation of the performance of the Chief Executive Officer and other executive officers, the determination of executive compensation and the administration of the Company's incentive compensation and equity based plans, and if required, will produce an annual report on executive compensation to include in the Company's Proxy Statement, in accordance with applicable rules and regulations. The principal responsibility in compensating executives is to align the incentives of the executives with actions that will enhance long-term shareholder value.

The Committee will report its activities to the Board on a regular basis and make such recommendations as the Committee deems necessary or appropriate.

The Committee will have the resources and authority appropriate to discharge its responsibilities, including authority to retain and terminate any compensation consulting firms used to assist in the evaluation of Chief Executive Officer ("CEO") or other senior executive compensation.

The Committee will have the authority to delegate to a subcommittee consisting of one or more members of the Committee such of its duties and responsibilities as it deems appropriate and advisable.

This charter will be published on the Company's Website, available in written form upon request, and referenced in the Company's Annual Report.

The Committee will review and assess the adequacy of this charter annually and recommend changes to the Board of Directors when necessary.

II. Membership

The Committee members will be appointed by the Board of Directors upon the recommendation of the Nominating and Governance Committee each year, and the Chairman of the Committee will be designated by the Committee.

Committee members will serve at the pleasure of the Board and may be removed by the Board of Directors in its discretion.

The Committee will consist of three or more members, each of whom will satisfy, as determined by the board of Directors, Securities and Exchange Commission rules, NASD Listing Standards, including those with respect to independence.

The composition of the Committee and its independence will be reviewed annually by the Board of Directors.

III. Meetings

The Committee will meet as often as necessary to fulfill its duties and responsibilities but not less often than one time per year.

Minutes of meetings will be approved by the Committee and maintained.

The Committee may request any officer of employee of the Company, or the Company's outside advisors, or any special counsel or advisors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

IV. Duties and Responsibilities

The Committee will:

    Evaluate the Company's financial performance and relative shareholder return in determining executive compensation, taking into consideration such factors as the economic environment and general market conditions;

    Provide an annual report on executive compensation for inclusion in the Company's Proxy Statement, in accordance with applicable rules and regulations;

    Provide oversight of management's decisions concerning performance and compensation of other senior officers. Senior executive compensation shall include salary, bonus, incentive and equity compensation;

    At least annually, review and approve corporate goals and objectives relevant to the CEO's compensation, evaluate the CEO's performance in light of those goals and objectives, and set the CEO's compensation level based on this evaluation; in determining the long-term incentive component of CEO compensation, the Committee will consider various measures of the Company's performance, including relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards made to the CEO in past years;

    Make recommendations to the Board of Directors with respect to the Company's incentive compensation and equity based plans;

    Annually, oversee the evaluation of the Board and management;

    Evaluate succession plans at the senior level; and

    Annually, evaluate the performance of the Committee and submit a report to the Board of Directors; such evaluation will include a review of accomplishments of the Committee during the year, a comparison of actual performance duties of the Committee.